GREG LAMB, CPA
2108 Pecos Street
Mission, TX 78572



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 27, 2009 on accompanying the financial statements for the period from June 2, 2008 (Inception) to June 30, 2009 of Sweet Spot Games, Inc. included in the Registration Statement Form SB-1. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on August 20, 2009.

Gregory Lance Lamb, CPA

August 18, 2009